EXHIBIT 4.7

Deed

Amendment Deed –

Merger Proposal Deed

Yancoal Australia Limited

Yanzhou Coal Mining Company Limited

Gloucester Coal Ltd

101 Collins Street Melbourne Vic 3000 Australia	Telephone +61 3 9288 1234 Facsimile +61 3 9288 1567
GPO Box 128A Melbourne Vic 3001 Australia	www.freehills.com DX 240 Melbourne

Sydney Melbourne Perth Brisbane Singapore	Correspondent offices in Hanol Ho Chi Minh City Jakarta

Amendment Deed – Merger Proposal Deed
Date

Between the parties

Yancoal Australia Limited
ABN 82 111 859 119 of Level 11, 68 York Street, Sydney, NSW,
Australia
(Bidder)

Yanzhou Coal Mining Company Limited
of 298 Fushan South Road, Zoucheng Shandong Province, Peoples’
Republic of China
(Yanzhou)

Gloucester Coal Ltd
ABN 66 008 881 712 of Level 7,167 Macquarie Street Sydney NSW,
Australia
(Gloucester)

Recitals	1 The parties to this deed are the parties to the Merger Proposal Deed.

2 The parties wish to amend the Merger Proposal Deed in the manner set out in this deed.

Operative part

This deed witnesses as follows:

1	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this deed are set out below.

Term	Meaning

Merger Proposal Dead	the Merger Proposal Deed between Bidder, Yanzhou and Gloucester dated 22 December 2011.

Amendment Date	6 March 2012.

1.2	Incorporation of defined terms

Unless otherwise defined in clause 1.1, terms defined in the Merger Proposal Deed have the same meaning when used in this deed.

2	Merger Ratio Dispute Notice

In the period commencing on the date of this deed and ending on and including the Due Diligence End Date, each of Bidder and Gloucester.

(a)	undertakes not to give the other a Merger Ratio Dispute Notice; and

(b)	acknowledges and agrees that any Merger Ratio Dispute Notice given by it is of no force or effect.

3	Amendment of Merger Proposal Deed

3.1	Amendment

On and from the Amendment Date, the Merger Proposal Deed is amended as set out in Schedule 1.

3.2	References

On and from the Amendment Date, any reference in any document (other than this deed) to the Merger Proposal Deed is a reference to the Merger Proposal Deed as amended pursuant to clause 3.1.

4 General

4	General

4.1	Continuing liabilities and obligations

Nothing in this deed:

(a)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Merger Proposal Deed before the Amendment Date; or

(b)	discharges, releases or otherwise affects the liability or obligation arising under the Merger Proposal Deed before the Amendment Date.

4.2	Prohibition and enforceability

Any provision of, or the application of any provision of, this deed that is:

(a)	prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition; and

(b)	void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

4.3	Notices

Any notice or other communication including any request, demand, consent or approval, to or by a party to this deed must be provided in accordance with clause 16 of the Merger Proposal Deed.

4.4	Governing law and jurisdiction

Clause 11.7 of the Merger Proposal Deed applies to this deed as if set out in full in this deed.

4.5	Further assurances

Each party must do all things and execute all further documents necessary to give full effect to this deed.

4.6	Counterparts

(a)	This deed may be executed in any number of counterparts (including counterparts created by way of facsimile).

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this deed by signing any counterpart

4.7	Amendment

No addition to or modification or amendment of this deed will bind any party to it unless it is in writing signed by or on behalf of all parties.

Schedule

Schedule

(a)	Amending clause 1.1 to

(1)	include the following definition of ‘Amendment Date’:

“6 March 2012.”

(2)	include the following definition of ‘Management and Transitional Services Agreement’:

“A Management and Transitional Services Agreement in the form set out In Part B of Attachment 5”

(3)	amend the definition of ‘Separation and Cooperation Agreement’ to read:

“A Separation Agreement in the form set out in Part A of Attachment 5”

(4)	amend the definition of ‘LTCC Licence Agreement’ to read:

“A LTCC Agreement in the form set out in Part C of Attachment 5*.

(5)	amend the definition of ‘Restructure Agreement’ to read:

“A Restructure Agreement in the form set out in Part D of Attachment 5.”

(b)	Amending the definition of ‘Court’ in clause 1.1 to read as follows:

“Supreme Court of Victoria or such other Court of competent jurisdiction agreed between Gloucester and Bidder.”

(c)	Amending the definition of ‘CVR Share’ in clause 1.1 to read as follows:

“a fully paid non-cumulative preference share in the capital of Bidder having the rights set out in Schedule 7 or such other rights as Gloucester and Bidder agree, acting reasonably (it being acknowledged that the parties propose to work together to seek to simplify the Repurchase methods that apply to the CVR Shares, although without changing their economic features).”

(d)	Deleting clause 3.1(l) and inserting the following clause 3.1(l) in its place:

“(t) both of the following have occurred on or before 8.00am on the Second Court Date:

(1)	Gloucester Shareholders holding in aggregate at least 130 million Gloucester Shares have elected on or before the Election Date (as defined in the Scheme) to receive the form of Scheme Consideration designated as ‘All Bidder Shares’; and

(2)	arrangements are in place to the satisfaction of Gloucester and Bidder to ensure that such elections are not rendered ineffective either by revocation or by transfer of any of the relevant Gloucester Shares on or before the Scheme Record Date”

(e)	Amending clause 3.9(a) so that ‘23%’ is deleted and replaced with ‘22%’ and ‘77%’ is deleted and replaced with ‘78%’.

(f)	Amending clause 5.8 by:

(1)	deleting subclause (b); and

Schedule

(2)	deleting the words’, within 5 Business Days of receiving the Independent Expert’s Report.’

(g)	Inserting a new clause 5.8A to read:

“5.8A Announcement

On the Amendment Date, Gloucester will issue an announcement in the form set out in Attachment 4.

(h)	Inserting a new Attachment 4 containing the announcement in Attachment 1 to this deed.

(i)	Amending Schedule 6 by deleting ‘77%’ wherever appearing and replacing it in each case with ‘78%’ and by deleting ‘23%’ wherever appearing and replacing it in each case with ‘22%’.

(j)	Amending clause 5.11 to read:

“Yancoal and Yanzhou will procure that the Separation Agreement, Management and Transitional Services Agreement, LTCC Licence Agreement, Restructure Agreement are executed on or before 5pm on the Business Day before the Second Court Date.”

(k)	Inserting a new Attachment 5 containing the agreements in Parts A to D of Attachment 2 to this deed.

(l)	Amending clauses 5.12 and 5.13 to read “[Reserved]”.

(m)	Amending Schedule 7 by (1) deleting the words ‘(unless extended as provided under ‘Extension of End Date’)’ from the table row titled “End Date”; and (2) deleting the table row titled “Extension of End Date”.

(n)	Amending the Scheme attached as Annexure A to the Merger Proposal Deed by:

(1)	amending the definition of ‘CVR Share’ by deleting the parties’ and replacing the deleted words with ‘Gloucester and Bidder’

(2)	amending the definition of ‘Election Date’ to read as follows:

“5.00pm on the day before the Second Court Date (or such other date as Gloucester and Bidder agree in writing), being the last time and date by which Scrip Election Forms may be lodged.”; and

(3)	amending the definition of ‘Court’ to read as follows:

“the Supreme Court of Victoria or such other court of competent jurisdiction under the Corporation act agreed to in writing between Gloucester and Bidder.

Signing page

Executed as a deed

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Yancoal Australia Limited

sign here*
Company Secretary/Director

print name

sign here*
Director

print name

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Gloucester Coal Limited

sign here*
Company Secretary/Director

print name

sign here*
Director

print name

Signed, sealed and delivered as a deed on behalf of Yanzhou Coal Mining Company Limited by sign here*
Legal Representative / Authorised Representative

print name

sign here*
Witness

print name

Signing page

Executed as a deed

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Yancoal Australia Limited

sign here*
Company Secretary

print name

sign here*
Director

print name

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Gloucester Coal Limited

sign here*
Company Secretary

print name

sign here
Director

print name

Attachment 1

Form of announcement

Redacted under Australian Law

Attachment 2

Part A – Separation Agreement

Redacted under Australian Law

Part B – Management and Transitional Services Agreement

Redacted under Australian Law

Part C – LTCC Licence Agreement

Redacted under Australian Law

Part D – Restructure Agreement

Redacted under Australian Law